As filed with the Securities and Exchange Commission on January 17, 2007
                       Registration No. 333-_____________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Phazar Corp
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                            75-1907070
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(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or Organization)                          Identification Number)

101 S.E. 25th Avenue, Mineral Wells, Texas 76067              (940) 325-3301
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(Address of principal executive offices)                      Telephone Number

                  Phazar Corp 2006 Incentive Stock Option Plan
                            (Full Title of the Plan)

James Miles                                            Copy to:
Phazar Corp                                            Carl A. Generes
101 S.E. 25th Avenue                                   Attorney at Law
Mineral Wells, Texas 76067                             4358 Shady Bend Drive
(940) 325-3301                                         Dallas, Texas 75244
(Name, address and phone number of agent for service)  (214) 352-8674
                                                       (972) 715-5700 (Fax)

                         CALCULATION OF REGISTRATION FEE
|--------------|--------------|----------------|----------------|------------|
|Title of each |Amount to be  |Proposed maximum|Proposed maximum|Amount of   |
|class of      |registered    |offering price  |aggregate       |Registration|
|securities to |(1),(2)       |per share (3)   |offering price  |Fee (4)     |
|be registered |              |                |                |            |
|              |              |                |                |            |
| Common stock |178,275 shares|  $5.48         |   $ 976,947    |   $104.53  |
|--------------|--------------|----------------|----------------|------------|

   (1) This registration statement covers an aggregate of 178,275 shares of common stock that are reserved for issuance under the Phazar Corp 2006 Incentive Stock Option Plan.

   (2) Plus, pursuant to Rule 416, such indeterminate numbers of shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the options.

   (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h).

   (4) Calculated based upon the last sale price per share of common stock on January 9, 2007 as reported on the NASDAQ Smallcap Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Phazar Corp 2006 Incentive Stock Option Plan in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a)      The Registrant's Annual Report on Form 10-KSB for fiscal year ended May 31, 2006;

         (b)      All other reports filed by us pursuant to Section 13(a) or

                  15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in

                  (a); and

         (c)      The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, File No. 0-12866,

                  filed with the Commission on October 1, 1984 and any amendment or report filed for the purpose of updating such description.


     In addition, all documents subsequently filed by the Registrant pursuant to

Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent

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
that a statement contained herein or in any other subsequently filed

Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

       Not Applicable

Item 5.  Interests of Named Experts and Counsel.

       Not Applicable

Item 6.  Indemnification of Directors and Officers.

       Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards prescribed in that section, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was our director, officer, employee or agent.

Article VII of our by-laws provide that our directors, officers, employees and agents shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware.

       Section 10 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (1)

for any breach of the duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of

Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (4) transactions from which directors derive improper personal benefit.


       We have purchased insurance policies insuring our directors and officers against certain liabilities, including liabilities under the Securities Act of

1933.

Item 7.  Exemption from Registration Claimed.

             Not Applicable.


Item 8.  Exhibits.

Exhibit No.   Description
-----------   -----------
 4.1          Phazar Corp 2006 Incentive Stock Option Plan

 5            Opinion of the Law Office of Carl A. Generes

 23.1 Consent of the Law Office of Carl A. Generes (included in its opinion filed as Exhibit 5 hereto)

 23.2 Consent of Weaver and Tidwell L.L.P., independent certified public accountants.


Item 9.       Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Fort Worth, Texas on January 16, 2007.

PHAZAR CORP


By:      /s/ James Miles
         -----------------------
         James Miles, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on January 16, 2007.


                  Signature                              Title

/s/ James Miles                           President and Chief Executive Officer
----------------------------------------  (Principal Executive Officer)
James Miles

/s/ Clark D. Wraight                      Vice President, Chief (Principal)
----------------------------------------  Financial Officer and Treasurer
Clark D. Wraight

/s/ Gary W. Havener                       Director
----------------------------------------
Gary W. Havener

/s/ James Kenney                          Director
----------------------------------------
James Kenney

/s/ R. Allen Wahl                         Director
----------------------------------------
R. Allen Wahl

/s/ Dennis M. Maunder                     Director
------------------------------------------
Dennis M. Maunder

/s/ Vernon W. Bryant, Jr.                 Director
------------------------------------------
Vernon W. Bryant, Jr.




















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
EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

4.1           Phazar Corp 2006 Incentive Stock Option Plan.*

5             Opinion of the Law Office of Carl A. Generes *

23.1 Consent of the Law Office of Carl A. Generes (included in its opinion filed as Exhibit 5 hereto)

23.2 Consent of Weaver and Tidwell, L.L.P., independent certified public accountants.*


-----------

*      Filed herewith.






































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